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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 2, 1998

                             Haemonetics Corporation
             (Exact name of registrant as specified in its charter)


    Massachusetts                 1-10730                       04-2882273
(State of incorporation)   (Commission File Number)          (IRS Employer
                                                             Identification No.)

                                 400 Wood Road,
                       Braintree, Massachusetts 02184-9114
               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:    (781) 848-7100


Item 5.           Other Events.

        On April 2, 1998, the Board of Directors of Haemonetics Corporation (the "Company") declared a dividend distribution of one Right for each outstanding share of the Company's common stock, $.01 par value (the "Common Stock") to stockholders of record at the close of business on April 27, 1998 (the "Record Date"). The Board of Directors also authorized and directed the issuance of one Right with respect to each share of Common Stock issued thereafter until the Distribution Date (as defined below) and, in certain circumstances, with respect to shares of Common Stock issued after the Distribution Date. Except as set forth below, each Right, when it becomes exercisable, entitles the registered holder thereof to purchase from the Company one share of Common Stock, $.01 par value, at a Purchase Price of $90 per share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in the Shareholder Rights Agreement (the "Rights Agreement") between the Company and BankBoston, N.A., as Rights Agent, dated as of April 2, 1998.

        Initially, the Rights will be attached to all certificates representing shares of Common Stock then outstanding, and no separate Rights Certificate will be distributed. The Rights will be


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separate  from the  Common  Stock and a  Distribution  Date will  occur upon the earlier of (i) ten (10) days following a public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of Common Stock (except pursuant to a Permitted Offer, as hereinafter defined); or (ii) ten (10) Business Days (or such later date as the Board of Directors may determine) following the commencement of or announcement of an intent to make a tender offer or exchange offer that would result in a person or group beneficially owning 15% or more of such outstanding shares of Common Stock. The earlier of the dates in clauses (i) and (ii) in the preceding sentence is referred to as the "Distribution Date." A person or group whose acquisition of shares of Common Stock causes a Distribution Date pursuant to clause (i) above is an "Acquiring Person." The date that a person or group becomes an Acquiring Person is the "Stock Acquisition Date." A person who acquires shares of Common Stock pursuant to a tender or exchange offer which is for all outstanding shares of Common Stock at a price and on terms which a majority of the Outside Directors determines (prior to acquisition) to be fair and in the best interests of the Company and its stockholders (other than such acquiring person, its affiliates and associates) (a "Permitted Offer") will not be deemed to be an Acquiring Person and such person's ownership will not constitute a Distribution Date.

        Until the Distribution Date, (x) the Rights will be evidenced by the Common Stock certificates, (y) the surrender for transfer of any certificate for the Common Stock to which Rights are attached will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate and (z) the surrender of any certificate representing shares of the Common Stock either for redemption of such shares or for conversion or exchange of such shares into or for any other security will also constitute the surrender of the Rights associated with such shares of Common Stock.

        The Rights are not exercisable until the Distribution Date and will expire at the Close of Business on April 27, 2008 unless earlier redeemed by the Company as described below.

        As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the Close of Business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board of Directors, only shares of Common Stock issued on or prior to the Distribution Date will be issued with Rights.

        In the event that any person becomes an Acquiring Person, each holder of Rights (other than Rights that have become void as described below) will thereafter have the right (the "Flip-In Right") to receive, upon exercise of such Rights, the number of shares of Common Stock (or, in certain circumstances, other securities of the Company) having a value (immediately prior to such triggering event) equal to two times the aggregate exercise price of such Rights. The Board, at its option, may exchange each Right (other than those that have become void as described below) for one share of Common Stock in lieu of the Flip-In Right, provided no person is the beneficial owner of 50% or more of the then outstanding shares of Common Stock at the time of

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such exchange.  Notwithstanding  the foregoing,  following the occurrence of the event described above, all Rights that are or (under certain circumstances specified in the Rights Agreement) were beneficially owned by any Acquiring Person or any affiliate or associate thereof will be null and void.

        In the event that, at any time following the Stock Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction in which the holders of all of the outstanding shares of Common Stock immediately prior to the consummation of the transaction are not the holders of all of the surviving corporation's voting power or (ii) more than 50% of the Company's assets or earning power is sold or transferred, then each holder of Rights (except Rights which previously have been voided as set forth above) shall thereafter have the right (the "Flip-Over Right") to receive, upon exercise of such Rights, shares of common stock of the acquiring company having a value equal to two times the aggregate exercise price of the Rights; provided, however, that the Flip Over Right shall not apply to any transaction described in clause (i) if (x) such transaction is with a person or persons (or a wholly owned subsidiary of any such person or persons) that acquired shares of Common Stock pursuant to a Permitted Offer and (y) the price and form of consideration offered in such transaction is the same as that paid to all holders of shares of Common Stock whose shares were purchased in the Permitted Offer. The holder of a Right will continue to have the Flip-Over Right whether or not such holder exercises or surrenders the Flip-In Right.

        The Purchase Price payable, and the number of shares of Common Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Stock, (ii) if holders of the Common Stock are granted certain rights or warrants to subscribe for Common Stock or convertible securities at less than the current market price of the Common Stock, or (iii) upon the distribution to holders of the Common Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

        With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional shares of Common Stock will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Common Stock on the last trading date prior to the date of exercise.

        At any time prior to the earlier to occur of (i) a person becoming an Acquiring Person or (ii) the expiration of the Rights, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right, which redemption shall be effective at such time, on such basis and with such conditions as the Board of Directors may establish in its sole discretion. The Company may, at its option, pay such redemption price in shares of Common Stock. After the redemption period has expired, the Company's right of redemption may be reinstated if an Acquiring Person reduces his beneficial ownership to less than 15% of the outstanding shares of Common Stock in a transaction or series of transactions not involving the Company. Immediately upon the action

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of the Board of Directors  ordering  redemption  of the Rights,  the Rights will terminate and the only right of the holders of Rights will be to receive the $.01 redemption price.

        Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable or upon the occurrence of certain events thereafter.

        Other than those provisions relating to the principal economic terms of the Rights, any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to adjust the time period governing redemption shall be made after a person becomes an Acquiring Person (other than pursuant to a Permitted Offer).

        A copy of the Rights Agreement is available free of charge from the Rights Agent. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.

Item 7.           Exhibits.

        4. Shareholder Rights Agreement dated as of April 2, 1998 between Haemonetics Corporation and BankBoston, N.A., as Rights Agent (including Exhibits).


                                    Signature

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           HAEMONETICS CORPORATION


Date: April 16, 1998                    By:   /s/James L. Preston
                                           James L. Peterson
                                           President and Chief Executive
                                           Officer

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                                  EXHIBIT INDEX




Exhibit              Description                                        Page

      4 Shareholder Rights Agreement, dated as of April 2, 1998, between Haemonetics Corporation and
                     BankBoston, N.A., as Rights Agent.


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